Exhibit 10.2
FORM OF RESTRICTED STOCK AGREEMENT
UNDER THE
2006 DIRECTOR STOCK PLAN
     This RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of August ___, 2006, by and between Horizon Offshore, Inc. (“Horizon”) and                      (the “Award Recipient”).
     WHEREAS, Horizon maintains the 2006 Director Stock Plan (the “Plan”), under which the Compensation Committee of the Board of Directors of Horizon (the “Committee”), may grant restricted shares of Horizon’s common stock, $.00001 par value per share (the “Common Stock”), to non-employee directors of Horizon as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate; and
     WHEREAS, pursuant to the Plan the Committee has awarded to the Award Recipient restricted shares of Common Stock on the terms and conditions specified below;
     NOW, THEREFORE, the parties agree as follows:
1.
AWARD OF SHARES
     Upon the terms and conditions of the Plan and this Agreement, the Committee as of the date of this Agreement hereby awards to the Award Recipient 5,000 restricted shares of Common Stock (the “Restricted Stock”), which shares shall fully vest on the first to occur of (i) the first anniversary of the date of this Agreement, or (ii) the date of the 2007 annual meeting of Horizon’s stockholders, subject to Section 2 hereof.
2.
AWARD RESTRICTIONS ON
RESTRICTED STOCK
     2.1 In addition to the conditions and restrictions provided in the Plan, neither the shares of Restricted Stock nor the right to vote the Restricted Stock, to receive dividends thereon or to enjoy any other rights or interests thereunder or hereunder may be sold, assigned, donated, transferred, exchanged, pledged, hypothecated or otherwise encumbered prior to vesting. Subject to the restrictions on transfer provided in this Section 2.1, the Award Recipient shall be entitled to all rights of a stockholder of Horizon with respect to the Restricted Stock, including the right to vote the shares and receive all dividends and other distributions declared thereon.
     2.2 If the shares of Restricted Stock have not already vested in accordance with Section 1 above, the shares of Restricted Stock shall vest and all restrictions set forth in Section 2.1 shall lapse on the earlier of: (a) the date on which the Award Recipient’s service on the Board of Directors terminates as a result of (i) death, (ii) disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, or (iii) retirement at age 65 or later or after having completed five or more years of service on the Board of Directors; or (b) the occurrence of a Change of Control of Horizon, as described in Section 8.10 of the Plan.

3.
STOCK CERTIFICATES
     3.1 The stock certificates evidencing the Restricted Stock shall be retained by Horizon until the lapse of restrictions under the terms hereof. Horizon shall place a legend, in the form specified in the Plan, on the stock certificates restricting the transferability of the shares of Restricted Stock.
     3.2 Upon the lapse of restrictions on shares of Restricted Stock, Horizon shall cause a stock certificate without a restrictive legend to be issued with respect to the vested Restricted Stock in the name of the Award Recipient or his nominee within 5 business days. Upon receipt of such stock certificate, the Award Recipient is free to hold or dispose of the shares represented by such certificate, subject to applicable securities laws.
4.
DIVIDENDS
     Any dividends paid on shares of Restricted Stock shall be paid to the Award Recipient currently.
5.
ADDITIONAL CONDITIONS
     Anything in this Agreement to the contrary notwithstanding, if at any time Horizon further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the shares of Common Stock issuable pursuant hereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such shares of Common Stock shall not be issued, in whole or in part, or the restrictions thereon removed, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Horizon. Horizon agrees to use commercially reasonable efforts to issue all shares of Common Stock issuable hereunder on the terms provided herein.
6.
NO CONFERMENT OF RIGHTS INTENDED
     Nothing in this Agreement shall confer upon the Award Recipient any right to continue to serve on the Board, or interfere in any way with the right of Horizon to remove the Award Recipient as a director at any time.
7.
BINDING EFFECT
     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and successors. Without limiting the generality of the foregoing, whenever the term “Award Recipient” is used in any provision of this Agreement under circumstances where the provision appropriately applies to the heirs, executors, administrators or legal representatives to whom this award may be transferred by will or by the laws of descent and distribution, the term “Award Recipient” shall be deemed to include such person or persons.
8.
INCONSISTENT PROVISIONS
     The shares of Restricted Stock granted hereby are subject to the terms, conditions, restrictions and other provisions of the Plan as fully as if all such provisions were set forth in their entirety in this Agreement. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control. The Award Recipient acknowledges that a copy of the Plan was distributed or made available to the Award Recipient and that the Award Recipient was advised to review such Plan prior to entering into this Agreement. The Award Recipient waives the right to claim that the provisions of the Plan are not binding upon the Award Recipient and the Award Recipient’s heirs, executors, administrators, legal representatives and successors.
9.
GOVERNING LAW
     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.
10.
SEVERABILITY
     If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Award Recipient and
     Horizon intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
11.
ENTIRE AGREEMENT; MODIFICATION
     The Plan and this Agreement contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time by a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained herein made prior to the execution of the Agreement shall be void and ineffective for all purposes.

     By Award Recipient’s signature below, Award Recipient represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Award Recipient has reviewed the Plan and this Agreement in their entirety and fully understands all provisions of this Agreement. Award Recipient agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.

Horizon Offshore, Inc.

By:

Name:
Title:

{Insert name}
Award Recipient

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